______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2009

GEORESOURCES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(Address of principal executive offices) (Zip Code)

(281) 537-9920
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________

ITEM 2.02: RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 18, 2009, GeoResources, Inc. issued a press release providing an operations update.  A copy of the press release is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.

The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	GeoResources, Inc. Press Release dated August 18, 2009.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC

By:	/s/ Frank A. Lodzinski Frank A. Lodzinski, President

Date: August 20, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	GeoResources, Inc. Press Release dated August 18, 2009.

EXHIBIT 99.1

Contact:  Cathy Kruse
Telephone: 701-572-2020 ext 113
cathyk@geoi.net
    FOR IMMEDIATE RELEASE

GeoResources, Inc. Provides Operations Update

Houston, Texas, August 18, 2009 – GeoResources, Inc., (Nasdaq:GEOI), today provided an operations update.

AUSTIN CHALK
GeoResources continues its successful exploitation of the Austin Chalk Formation in Giddings Field, Grimes and Montgomery Counties, Texas. The Longstreet Unit #1-H, which is its seventh dual lateral well, has been drilled, completed and placed on production.  The well was drilled to a vertical depth of over 14,487 feet, with a horizontal leg of 7,030 feet. An additional horizontal leg was kicked off from a point approximately 650 feet into the first lateral and drilled 5,973 feet.  The well had an initial rate of approximately 30 MMCFD, being the highest initial rate of any of the wells drilled by the Company to date and has averaged in excess of 23 MMCPFD during the first full week of production.  The Company has drilled 13 Austin Chalk wells to date and achieved a 100% success rate.  GeoResources is the operator of all of these wells and holds a direct working interest ranging from approximately 34% to 37% and has an additional working interest of approximately 15% through its affiliated partnership.  The Company intends to spud the next well in the fourth quarter.  The delay is a direct result of routine land, access and related issues.  Although these wells are highly economic even at prevailing prices, a secondary consideration is the current gas market.  Our present inventory includes 15 proved undeveloped and probable locations within the Giddings Field.

BAKKEN SHALE
The Company holds a proportionate 10% - 15.5% working interest in approximately 100,000 net acres in the Bakken shale trend of the Williston Basin.  Approximately 59,000 acres are located in Mountrail County, with the remainder located in adjacent counties.  To date, the Company has realized a 100% success rate with 24 successful wells drilled by the joint venture operator.  In addition, the Company owns minor working interests in over 120 wells within the Bakken/Three Forks play. These wells have provided invaluable information related to the geology, drilling and completion procedures and development economics.  The joint venture continues to acquire acreage in this expanding play and has recently added two additional rigs to the drilling program for a total of three drilling rigs, and may occasionally run a fourth drilling rig.  With continuous drilling by three to four rigs, we expect to participate in approximately 60 joint venture wells over the next 18 months, exclusive of the participation in numerous minor interest wells.  The Company intends to report joint venture wells and other wells where its interests are meaningful, but will generally not report minor interest non-operated wells.

Recent wells are as follows:

WELL NAME	SPACING UNIT	WI	IP (BOPD) 24-hr test
1st Qtr
Jericho #1-5H	640	6.24%	753
Wombat #1-25H	640	8.05%	541
Colt #1-16H	640	8.71%	387
2nd Qtr
Polaris #1-21H	640	7.89%	370
Mamba #1-20H	640	8.86%	894
Meerkat #1-12H	320	10.00%	1,344
Bandit #1-29H	640	7.00%	480

3rd Qtr
Meerkat #1-7H	320	8.50%	Completing
Genesis #1-13H	640	8.45%	Completing
Fox #1-28H	640	14.40%	Drilling
Minx #1-26H	640	9.90%	Drilling
Coyote #1-32H	640	5.40%	Rigging Up

Completed well costs, with production facilities for single lateral wells drilled on 640 acre units, have decreased significantly due to reductions in service company costs, and improvements in drilling and completion techniques. The joint venture operator has completed recent wells, including production facilities, for under $3.5 million. The economics of drilling on 640 spacing units are attractive and allows us to “prove-up” and place acreage on production under an expedited schedule.  Further, where we drill two or more wells off a single pad, additional vertical well bores may allow for further cost-effective development from in-fill locations or deeper horizontal drilling.  However, we are considering 1,280 acre spacing units and have numerous locations which may result in or require such spacing.  Certain of these larger units could be spud before year end.

Other Drilling
The Rose 1-19, located in Carter County, Oklahoma, has been drilled and completed as an oil well and is in the process of being completed in the Simpson Formation with several additional shallower zones to be added or recompleted over time that are behind pipe.  The Company expects the Rose 1-19 to commence production during the third quarter of 2009.  The Company has a 10.0% working interest in the property.
The Romero #1, located in Vermillion Parish, Louisiana, has been drilled and completed as a gas well at an estimated true vertical depth of 15,860 feet and has been completed in the Camerina Sand Formation and should commence producing during the third quarter of 2009. The Company has a 12.5% working interest in the property.

Comments
Frank A. Lodzinski, Chief Executive Officer of GeoResources, said, “Our drilling programs continue to deliver positive results.  Our Austin Chalk development continues to deliver significant production and our inventory currently includes 15 locations where we will have in excess of a 50% working interest, including our partnership interest. We have interests in approximately 67,000 acres, a majority of which is held by production.  Much of the acreage is held by production and prospective for the Eagle Ford Shale, Buda and Georgetown formations.  The Bakken shale development play has been recently expanded and provides a continuous opportunity to add reserves and production.  We have interests in approximately 100,000 acres, with over 59,000 acres located in the heart of the play in Mountrail County.  We continue to seek attractive acreage additions in both of these successful core areas. Our strong cash flows, earnings and liquidity provide adequate funding for our capital programs.”

About GeoResources, Inc.
GeoResources, Inc. is an independent oil and gas company engaged in the acquisition and development of oil and gas reserves through an active and diversified program which includes purchases of reserves, re-engineering, and development and exploration activities, currently focused in the Southwest, Gulf Coast and the Williston Basin.  For more information, visit our website at www.georesourcesinc.com.

Forward-Looking Statements
Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  All statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read our 10-K/A for the year ended December 31, 2008 and the other  SEC reports of the Company and any and all other documents filed with the SEC regarding information about GeoResources for meaningful cautionary language in respect of the forward-looking statements herein.  Interested persons are able to obtain free copies of filings containing information about GeoResources, without charge, at the SEC’s Internet site (http://www.sec.gov).